3.1 Amendment to Articles of Incorporation regarding change in number of authorized shares.

                               CERTIFICATE OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION OF

                                 THATLOOK.COM, INC.



We, the undersigned, Gerard A. Powell, President, and Charlie Lynn Trapasso, Secretary, of thatlook.com, Inc., a Nevada corporation (the "Corporation"), do hereby certify:

                                      I

Pursuant to Section 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of the Corporation shall be amended as follows:
   The first paragraph of Article IV shall be amended to read as follows:
   The aggregate number of shares which this corporation shall have authority to issue is 150,000,000 shares of common stock with a par value of $0.001 per share, each of which shall have equal voting rights. The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine.

                                      II

The foregoing amendment was adopted by the votes of the Company's Board of Directors and the holders of a majority of the Company's outstanding common stock in accordance with Section 78.390 of the Nevada Revised Statutes.

                                     III

The number of shares entitled to vote on the amendments was 26,806,703.

                                      V

The number of shares voted in favor of the amendment was 14,720,179, with   0
                                                         ----------    -------
opposing and   0   abstaining.
            -------

                                      /s/Gerard A. Powell
                                      --------------------
                                      Gerard A. Powell, President


                                      /s/Charlie Lynn Trapasso
                                      -------------------------
                                      Charlie Lynn Trapasso, Secretary


STATE OF PENNSYLVANIA              )
                                   ) ss
COUNTY OF MONROE                   )

            On the 21st day of June, 2001, personally appeared before me, a Notary Public, Gerard A. Powell and Charlie Lynn Trapasso, who acknowledged that they are the President and the Secretary, respectively, of thatlook.com, Inc., and that they are authorized to and did execute the above instrument.


                                      /s/Claire E. Powell
                                      -------------------
                                      NOTARY PUBLIC

          (Notary Seal)
          Notarial Seal
  Claire E. Powell, Notary Public
  Coolbaugh Twp., Monroe County
My Commission Expires Aug. 23, 2002